Exhibit 4.1

BOISE CASCADE CORPORATION

and

U.S. BANK TRUST NATIONAL ASSOCIATION

Fourth Supplemental Indenture

Dated as of October 21, 2003

Supplement to Indenture of Boise Cascade Corporation
dated as of October 1, 1985,
as amended as of December 20, 1989,
August 1, 1990 and December 5, 2001

i

ii

FOURTH SUPPLEMENTAL INDENTURE, dated as of October 21, 2003 (this “Fourth Supplemental Indenture”), to an Indenture, dated as of October 1, 1985, between BOISE CASCADE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and U.S. BANK TRUST NATIONAL ASSOCIATION (as successor in interest to Morgan Guaranty Trust Company of New York, the “Trustee”).  Terms used not otherwise defined in Exhibit A hereto or elsewhere herein have the meanings ascribed to them in the Indenture.

RECITALS

WHEREAS, the Company and the Trustee entered into an Indenture, dated as of October 1, 1985, as amended by the First Supplemental Indenture, dated as of December 20, 1989, the Second Supplemental Indenture, dated as of August 1, 1990 and the Third Supplemental Indenture, dated as of December 5, 2001 (as so amended and supplemented, the “Indenture”);

WHEREAS, Section 901 of the Indenture provides that the Indenture may be amended without the consent of any Holder to (i) add to the covenants of the Company for the benefit of the Holders of all or any series of Securities or surrender any right or power conferred in the Indenture upon the Company, (ii) cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect and (iii) establish the form or terms of Securities of any series as permitted by Sections 201 and 301;

WHEREAS, pursuant to resolutions of the Board of Directors of the Company adopted at a meeting duly called on December 14, 2001, the Company is authorized to issue up to $500,000,000 aggregate principal amount of Securities in one or more series and, in accordance with such resolutions, has authorized the issuance of the Notes;

WHEREAS, the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate pursuant to Section 102 of the Indenture to the effect that all conditions precedent provided for in the Indenture to the Trustee’s execution and delivery of this Fourth Supplemental Indenture have been complied with;

NOW, THEREFORE, the Company and the Trustee agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1             Amendment as to All Securities.  Section 401(b) of the Indenture is amended as to all Securities by (i) deleting the word “and” from the end of clause (3) thereof, (ii) replacing the word “or” with the word “and” at the end of clause (4) thereof and (iii) adding the paragraph below after clause (4) thereof:

“(5)         the Company has delivered to the Trustee an Opinion of Counsel of a nationally-recognized independent tax counsel to the effect that Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the satisfaction, discharge and defeasance contemplated by this paragraph (b) of this Section 401 and will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; or”

Section 1.2             Amendment as to the Notes.  Section 901 of the Indenture is amended as to the Notes only by replacing paragraph (5) thereof with the paragraph below:

“(5)         to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or”

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1             Designation, Principal Amount and Authorized Denomination.  There is hereby authorized a series of Securities designated the 6.50% Senior Notes due 2010 (the “2010 Notes”) and a series of Securities designated the 7.00% Senior Notes due 2013 (the “2013 Notes” and, together with the 2010 Notes, the “Notes”).  The 2010 Notes are limited in aggregate principal amount to $300,000,000 and the 2013 Notes are limited in aggregate principal amount to $200,000,000.  The denominations in which the Notes shall be issuable are $1,000 and integral multiples thereof.

Section 2.2             Maturity.  The Stated Maturity for the 2010 Notes will be November 1, 2010.  The Stated Maturity for the 2013 Notes will be November 1, 2013.

Section 2.3             Interest.  The provisions related to interest set forth in the forms of Notes in Exhibit B-1 and Exhibit B-2 shall be applicable to the 2010 Notes and 2013 Notes, respectively.

Section 2.4             Book-Entry Form.  The Notes shall be issued in fully registered certificated form without interest coupons, to be registered in the name of a nominee of The Depository Trust Company or its nominee and will be in the form of a global note set forth in Exhibit B-1 hereto in the case of the 2010 Notes and in the form of a global note set forth in Exhibit B-2 hereto in the case of the 2013 Notes.

Section 2.5             CUSIP Numbers.  The Company may from time to time obtain CUSIP numbers for the Notes and, if so, the Trustee shall use CUSIP numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and no action shall be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.6             Security Registrar and Paying Agent.  The Company initially appoints the Trustee as the Security Registrar and Paying Agent for the Notes.

ARTICLE III

REDEMPTION OF THE NOTES

Section 3.1             Notices to Trustee.  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(i)            the clause of this Indenture pursuant to which the redemption shall occur;

(ii)           the redemption date;

(iii)          the principal amount of Notes to be redeemed; and

(iv)          the redemption price.

Section 3.2             Selection of Notes to Be Redeemed or Purchased.  If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

(i)            if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(ii)           if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.3             Notice of Redemption.  Subject to the provisions of Section 4.3 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article IV of the Indenture.

The notice will identify the Notes to be redeemed and will state:

(i)            the redemption date;

(ii)           the redemption price;

(iii)          if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(iv)          the name and address of the Paying Agent;

(v)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi)          that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(vii)         the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(viii)        that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4             Effect of Notice of Redemption.  Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

Section 3.5             Deposit of Redemption or Purchase Price.  One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Special Interest, if any, on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 2.1 hereof.

Section 3.6             Notes Redeemed or Purchased in Part.  Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.7             Optional Redemption.  The provisions related to optional redemption set forth in the forms of Notes attached hereto as Exhibit B-1 and Exhibit B-2 shall be applicable to the 2010 Notes and 2013 Notes, respectively.

Section 3.8             Mandatory Redemption.  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE IV

COVENANTS APPLICABLE TO THE NOTES

Section 4.1             Applicability of Covenants.  The Company agrees with each Holder of the 2010 Notes and the 2013 Notes for so long as any 2010 Notes and 2013 Notes, respectively, are outstanding as to the covenants contained in this Article IV.  The covenants in this Article IV shall apply to the Notes and supersede Sections 801, 1004, 1005 and 1008 of the Indenture with respect to the Notes; provided, however, that if on any date following the date hereof the 2010 Notes or the 2013 Notes have an Investment Grade Rating from two or more Rating Agencies and no Default or Event of Default has occurred and is continuing (a “Fall Away Event”), then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of those Notes, this Article IV, except for the covenant contained in the last paragraph of Section 4.5 and the provision in Section 4.15 allowing the waiver of such covenant, will cease to be applicable to such series of Notes and, instead, the provisions contained in Sections 801, 1004, 1005 and 1008 of the Indenture will apply.

Section 4.2             Repurchase at the Option of Holders Upon Change of Control.  If a Change of Control occurs at any time prior to a Fall Away Event, unless the Company has exercised its right to redeem the Notes, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s Notes pursuant to a Change of Control offer (“Change of Control Offer”) on the terms set forth herein for a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased, to the date of repurchase (“Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)           that the Change of Control Offer is being made pursuant to this Section and that all Notes tendered will be accepted for payment;

(2)           the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)           that any Note not tendered will continue to accrue interest;

(4)           that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)           that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)           that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions hereof by virtue of such conflict.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)           accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)           deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)           deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the purchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Prior to a Fall Away Event, the provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions hereof are applicable.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

Section 4.3             Repurchase at the Option of Holders Upon Asset Sales.  The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)           the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value, as determined in good faith by the Company’s Board of Directors, or by the Company’s Chief Executive Officer if less than or equal to $25.0 million, of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)           at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Replacement Assets, or a combination of both. For purposes of this provision, each of the following will be deemed to be cash:

(a)           any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from further liability or with respect to which the transferee has granted a full and complete indemnity to the Company or such Restricted Subsidiary;

(b)           any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion, within 180 days after receipt; and

(c)           Cash Equivalents.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may apply those Net Proceeds:

(1)           to repay Indebtedness and other Obligations under any Credit Facility;

(2)           to repay (or repurchase) any secured Indebtedness;

(3)           to repay (or repurchase) any Indebtedness of a Restricted Subsidiary;

(4)           to repay (or repurchase) any Indebtedness with a final Stated Maturity that is prior to the final Stated Maturity of the Notes;

(5)           to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business (including by means of a merger, consolidation or other business combination permitted hereunder);

(6)           to make a capital expenditure;

(7)           to acquire other long-term assets that are used or useful in a Permitted Business; or

(8)           to fund working capital requirements associated with the termination of a Receivables Program.

Pending the final application of any Net Proceeds, the Company and any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited hereby.  For purposes of this paragraph, expenditures on the foregoing items shall be deemed to be made first from applied Net Proceeds and then from other cash.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will, within 30 days, make an offer (an “Asset Sale Offer”) to all Holders of Notes, and, at the Company’s option, to all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth herein with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes being repurchased plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited hereby. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of (1) each Asset Sale Offer and (2) a Permitted Spin-Off Transaction, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions hereof by virtue of such conflict.

In the event that, pursuant to this Section, the Company is required to commence an Asset Sale Offer, it shall follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders of Notes, and at the Company’s option, to all holders of other Indebtedness that is pari passu with the Notes.  The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes are accepted for purchase pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)           that the Asset Sale Offer is being made pursuant to this Section and the length of time the Asset Sale Offer will remain open;

(2)           the Offer Amount, the purchase price and the Purchase Date;

(3)           that any Note not tendered or accepted for payment will continue to accrue interest;

(4)           that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5)           that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(6)           that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7)           that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)           that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Trustee will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

(9)           that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section.  The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the

Company to the Holder thereof.  The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section, any purchase pursuant to this Section shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 4.4             Restricted Payments.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any other payment or distribution on account of the Company’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company;

(2)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

(3)           make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at the Stated Maturity thereof (other than (x) intercompany Indebtedness permitted under clause (7) of the second paragraph of Section 4.5 hereof and (y) the purchase, repurchase or other acquisition of subordinated Indebtedness purchased in anticipation of satisfying a payment of principal at the Stated Maturity thereof, in each case within one year of such Stated Maturity); or

(4)           make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”);

unless, at the time of and after giving effect to such Restricted Payment:

(1)           no Default or Event of Default has occurred and is continuing;

(2)           the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.5 hereof; and

(3)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after October 1, 2003 (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9) and (10) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)           50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning October 1, 2003 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), provided that for the purposes of this clause (a), in the event of a Permitted Spin-Off Transaction, Consolidated Net Income shall thereafter be calculated on a pro forma basis, as if such Permitted Spin-Off Transaction had been consummated on October 1, 2003, plus

(b)           100% of the aggregate net cash proceeds received by the Company since October 1, 2003 (i) as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or (ii) from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company upon conversion into or exchange for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

(c)           100% of the fair market value as of the date of issuance of any Equity Interests (other than Disqualified Stock) issued by the Company as consideration for the purchase by the Company or any of its Restricted Subsidiaries of all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business (including by means of a merger, consolidation or other business combination permitted hereunder), other than Equity Interests issued by the Company in connection with its acquisition of OfficeMax, plus

(d)           to the extent that any Restricted Investment that was made after October 1, 2003 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(e)           to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after October 1, 2003, the lesser of (i) the fair market value of the Company’s Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

The preceding provisions of this Section will not prohibit:

(1)           the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions hereof;

(2)           any Restricted Payments required to complete the acquisition of OfficeMax or a Permitted Spin-Off Transaction;

(3)           the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Restricted Subsidiary or of any

Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

(4)           the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(5)           so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company from employees, former employees, directors or former directors of the Company or any of its Restricted Subsidiaries or their authorized representatives upon the death, disability or termination of the employment of such employees or former employees or termination of the term of such director or former director; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period; provided further that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after October 1, 2003 less the amount of any Restricted Payments previously made pursuant to this proviso;

(6)           the repurchase, redemption or other acquisition or retirement for value of the Company’s Series D Preferred Stock held by the trustee for the Company’s 1989 Employee Stock Ownership Plan;

(7)           repurchases of Equity Interests deemed to occur upon (i) the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof and (ii) the withholding of a portion of the Equity Interests granted or awarded to an employee to pay taxes associated therewith;

(8)           the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with Section 4.5 hereof to the extent such dividends are included in the definition of Fixed Charges;

(9)           so long as no Default or Event of Default shall have occurred and be continuing, the declaration and payment of dividends to holders of the Company’s common stock, provided that any such dividends declared and paid pursuant to this clause (9) shall not exceed $20.0 million in any fiscal quarter; or

(10)         so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (10), not to exceed $30.0 million.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be final and binding and will be delivered to the Trustee.

Section 4.5             Incurrence of Indebtedness and Issuance of Preferred Stock.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or permit its Restricted Subsidiaries to issue shares of preferred stock if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this Section will not prohibit the incurrence of any of the following items of Indebtedness, Disqualified Stock or preferred stock, as applicable (collectively, “Permitted Debt”):

(1)           the incurrence by the Company and the Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Restricted Subsidiaries thereunder) not to exceed the greater of:

(a)           the Designated Facilities Amount; or

(2)           the Borrowing Base as of the date of such incurrence;

(2)           the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3)           the incurrence by the Company of Indebtedness represented by the Notes to be issued on the date hereof;

(4)           the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property (real or personal), plant or equipment (whether through the direct purchase of assets or through the purchase of the Capital Stock of any Person owning such assets) used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (i) $75.0 million or (ii) 3.0% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries;

(5)           the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted hereby to be incurred under the first paragraph of this Section or clause (2), (3), (4), (5), (12), (13), (16), (17) or (19) of this paragraph;

(6)           the incurrence by the Company or any of its Restricted Subsidiaries of obligations with respect to letters of credit securing obligations entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if drawn upon, such drawing is reimbursed within five Business Days following receipt of a demand for reimbursement;

(7)           the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)           if the Company is the obligor on such Indebtedness and such Indebtedness is held by a Restricted Subsidiary, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes; and

(b)           (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

(8)           the issuance of shares of preferred stock by a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which, in either case, results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Company or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock that was not permitted by this clause (8);

(9)           the incurrence by the Company or any of its Restricted Subsidiaries of:

(a)           Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;

(b)           Indebtedness in respect of performance, surety or appeal bonds provided in the ordinary course of business; and

(c)           Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations of the Company or any of its Restricted Subsidiaries incurred in connection with the disposition of any business, assets or Subsidiary of the Company in an aggregate amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

(10)         the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section, provided that, in the case of a Restricted Subsidiary (other than the guarantee by Boise Cascade Office Products Corporation or OfficeMax, Inc. of Indebtedness and letters of credit under Credit Facilities), the Notes are guaranteed equally and ratably with such Indebtedness;

(11)         the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, environmental remediation or other environmental matters or payment obligations in connection with self-insurance or similar requirements, in each case to the extent arising in the ordinary course of business;

(12)         the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by industrial revenue bonds incurred to finance the construction or improvement of their respective operations in an aggregate principal amount at any time outstanding pursuant to this clause (12), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace Indebtedness incurred pursuant to this clause (12), not to exceed the greater of (i) $50.0 million or (ii) 2.0% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries;

(13)         the incurrence by any Receivables Subsidiary of Indebtedness pursuant to a Receivables Program; provided, however, that the aggregate principal amount of Indebtedness incurred pursuant to this clause (13) at any one time outstanding does not exceed the Designated Receivables Amount;

(14)         the incurrence by the Company or a Restricted Subsidiary of Indebtedness to the extent the net proceeds thereof are promptly deposited to defease all outstanding Notes as described in Section 401 of the Indenture;

(15)         the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar institution inadvertently drawn against insufficient funds in the ordinary course of business;

(16)         the incurrence by any Restricted Subsidiary of Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing

Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (16), not to exceed the excess of (i) $300.0 million over (ii) the principal amount then outstanding of the 7.05% Notes due May 15, 2005 of Boise Cascade Office Products Corporation and Permitted Refinancing Indebtedness incurred to refund, refinance or replace such notes;

(17)         Indebtedness of OfficeMax existing at the time of the Company’s acquisition of OfficeMax;

(18)         the remarketing of the preferred securities that are part of the 7.50% Adjustable Conversion-rate Equity Security Units of the Company and Boise Cascade Trust I pursuant to the terms of such securities; and

(19)         the incurrence by the Company of additional Indebtedness or the issuance of Disqualified Stock by the Company at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (19), not to exceed $150.0 million.

For purposes of determining compliance with this Section:

(1)           in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clause (1) through (19) above, or is entitled to be incurred pursuant to the first paragraph of this Section, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or, subject to clause (2) below, later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section;

(2)           Indebtedness under Credit Facilities outstanding on the date hereof will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt and Indebtedness under a Receivables Program outstanding on the date hereof will be deemed to have been incurred on such date in reliance on the exception provided by clause (13) of the definition of Permitted Debt, and the Company will not be permitted to reclassify any portion of such Indebtedness thereafter;

(3)           the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted;

(4)           the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued; and

(5)           the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may incur pursuant to this Section will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

After a Fall Away Event, no Restricted Subsidiary shall, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness (including Acquired Debt) unless it Guarantees the Notes; provided, however, that a Restricted Subsidiary may incur Indebtedness (including Acquired Debt) in an aggregate principal amount at any time outstanding not to exceed 5.0% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries.

Section 4.6             Liens.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien securing Indebtedness, Attributable Debt or trade payables (other than Permitted Liens) on any asset now owned or hereafter acquired, unless all payments due hereunder and the Notes are secured on an equal and ratable basis with (or prior to) the obligations so secured until such time as such obligations are no longer secured by a Lien.

Section 4.7             Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries;

(2)           make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)           transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)           agreements in effect on the date hereof and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements and any new agreements, provided that the encumbrances or restrictions contained in any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or new agreements, taken as a whole, are not materially more restrictive than the encumbrances or restrictions contained in agreements in place on the date hereof;

(2)           the Indenture and the Notes;

(3)           any applicable law, rule, regulation or order;

(4)           any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the property or assets of the Person so acquired, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those instruments, provided that the encumbrances or restrictions contained in any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, taken as a whole, are not materially more restrictive than the encumbrances or restrictions contained in instruments in effect on the date of acquisition;

(5)           customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business and consistent with past practices;

(6)           purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7)           any agreement for the sale or other disposition (including a Permitted Spin-Off Transaction) of a Restricted Subsidiary or the assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition (including a Permitted Spin-Off Transaction);

(8)           Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness, taken as a whole, are not materially more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

(9)           Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.6 or Section 4.11 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)         provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(11)         restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business; and

(12)         with respect to a Receivables Subsidiary, encumbrances and restrictions that are imposed pursuant to a Receivables Program of such Receivables Subsidiary; provided that such encumbrances and restrictions are customarily required by the institutional sponsor or arranger or are necessary for customary “non-consolidation” or “true sale” opinions at the time of entering into such Receivables Program in similar types of documents relating to the purchase of similar receivables in connection with the financing thereof.

Section 4.8             Merger, Consolidation or Sale of Assets.  No consolidation or merger of the Company with or into any other corporation and no conveyance, transfer or lease of its and its Restricted Subsidiaries’ properties substantially as an entirety to another corporation may be made unless:

(1)           the surviving corporation or acquiring Person shall be a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia and shall expressly assume the payment of principal of and any premium and interest on the Notes and the performance of covenants herein;

(2)           immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

(3)           the Company has delivered the required Officers’ Certificate and Opinion of Counsel to the Trustee; and

(4)           the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, will, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.5 hereof;

Notwithstanding the foregoing clause (4), if:

(a)           any Restricted Subsidiary consolidates with, merges into or transfers all or part of its properties and assets to the Company or to any other Restricted Subsidiary of the Company, or

(b)           the Company merges with an Affiliate incorporated in the United States primarily for the purpose of reincorporating the Company in another jurisdiction,

then no violation of this Section will be deemed to have occurred, as long as the requirements of the foregoing clauses (1), (2) and (3) are satisfied.

Except as provided in the foregoing clause (1), this Section will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and its Restricted Subsidiaries or to a Permitted Spin-Off Transaction or to any sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Subsidiaries required in connection with a Permitted Spin-Off Transaction.

The provisions of Section 802 of the Indenture shall apply to any transaction permitted by this Section 4.8 as if such transaction had taken place in accordance with Section 801 of the Indenture.

Section 4.9             Transactions with Affiliates.  The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)           the Affiliate Transaction is on terms, when taken as a whole, that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)           The Company delivers to the Trustee:

(a)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

Notwithstanding anything to the contrary in this Section, the following items will not be deemed to be Affiliate Transactions:

(1)           any employment, compensation, benefit or indemnification agreement or arrangement (and any payments or other transactions pursuant thereto) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business with an officer, employee or director and any transactions pursuant to stock option plans, stock ownership plans and employee benefit plans or arrangements;

(2)           transactions between or among the Company and/or its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of any such transaction);

(3)           transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in, or controls, such Person;

(4)           payment of fees to directors who are not otherwise employees of the Company;

(5)           sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

(6)           Restricted Payments that are permitted by the provisions of Section 4.4 hereof;

(7)           loans or advances to employees or consultants in the ordinary course of business of the Company or its Restricted Subsidiaries;

(8)           transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment or any other transactions in connection with a Receivables Program of the Company or a Restricted Subsidiary;

(9)           a Permitted Spin-Off Transaction and actions taken and agreements entered into between or among the Company and its Subsidiaries required to complete a Permitted Spin-Off Transaction;

(10)         transactions pursuant to or contemplated by any agreement of the Company or any Restricted Subsidiary as in effect as of the date hereof or any amendment thereto or any replacement agreement so long as any such amendment or replacement agreement, taken as a whole, is not materially more disadvantageous to the Holders than the original agreement as in effect on the date hereof; and

(11)         the provision of administrative services by the Company to any Unrestricted Subsidiary, so long as it does not result in an Investment in such Subsidiary.

Section 4.10           Designation of Restricted and Unrestricted Subsidiaries.  The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of Section 4.4 or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.  Notwithstanding the foregoing, the Company’s Chief Executive Officer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary, or vice versa, if the Company’s Investment in such Subsidiary is $5.0 million or less and the redesignation would not cause a Default.

Section 4.11           Sale and Leaseback Transactions.  The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1)           the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the Fixed Charge Coverage Ratio test in the first paragraph of Section 4.5 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.6 hereof;

(2)           the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors, or the Company’s Chief Executive Officer if less than or equal to $25.0 million, and set forth in an Officers’ Certificate delivered to the Trustee, of the property that is the subject of that Sale and Leaseback Transaction; and

(3)           the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.3 hereof.

Section 4.12           Business Activities.  The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.13           Payments for Consent.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions hereof or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes, pro rata based on the principal amount of the Notes held by such Holders, that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.14           Reports.  Whether or not required by the SEC, so long as any notes are outstanding, the Company will furnish to the Trustee, within the time periods specified in the SEC’s rules and regulations:

(1)           all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)           all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

Section 4.15           Waiver of Certain Covenants.  The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1002, 1003, 1006 and 1007 of the Indenture and this Article IV with respect to either series of the Notes, if before the time for such compliance the Holders of at least a majority in principal amount of such series of Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE V

EVENTS OF DEFAULT WITH RESPECT TO THE NOTES

Section 5.1             Applicability of Events of Default.  Sections 5.2 and 5.3 hereof will apply to the Notes and supersede Section 501 and the first two paragraphs of Section 502 of the Indenture; provided, however, that after a Fall Away Event with respect to either series of Notes, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of those Notes, Sections 5.2 and 5.3 hereof will cease be applicable to such series of Notes and, instead, Section 501 and the provisions of the first two paragraphs of Section 502 of the Indenture will apply.

Section 5.2             Events of Default.  With respect to each series of Notes, each of the following is an “Event of Default”:

(1)           default for 30 days in the payment when due of interest on such Notes;

(2)           default in payment when due of the principal of or premium, if any, on such Notes;

(3)           failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under Section 4.2 or Section 4.6 hereof;

(4)           failure by the Company or any of its Restricted Subsidiaries for 60 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of either series of the Notes outstanding to comply with any of the other agreements in the Indenture as supplemented by this Fourth Supplemental Indenture;

(5)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, if that default:

(a)           is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness after the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)           results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more and has not been discharged in full or such acceleration rescinded or annulled within 10 days of such Payment Default or acceleration;

(6)           failure by the Company or any of its Significant Subsidiaries to pay final, non-appealable judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

(7)           (i) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any of its Significant Subsidiaries or of any substantial part of its or any of its Significant Subsidiaries’ properties, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or (ii) the institution by the Company or any of its Significant Subsidiaries of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any of its Significant Subsidiaries or of any substantial part of its or any of its Significant Subsidiaries’ properties, or the making by it or any of its Significant Subsidiaries of any assignment for the benefit of creditors, or the admission by it or any of its Significant Subsidiaries in writing of the inability to pay its or any of its Significant Subsidiaries’ debts generally as they become due and its or any of its Significant Subsidiaries’ willingness to be adjudicated a bankrupt, or the taking of corporate action by the Company or any of its Significant Subsidiaries in furtherance of any such action.

Section 5.3             Acceleration of Maturity; Remedies.  In the case of an Event of Default described in clause (7) of Section 5.2, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes of the applicable series by a notice in writing to the Company (and to the Trustee if given by Holders) may declare that series of Notes to be due and payable immediately.

ARTICLE VI

MISCELLANEOUS

Section 6.1             Effectiveness.  This Fourth Supplemental Indenture will become effective upon its execution and delivery.

Section 6.2             Successors and Assigns.  All of the covenants, promises, stipulations and agreements of the Company contained in the Indenture, as supplemented and amended by this Fourth Supplemental Indenture, will bind the Company and its successors and assigns and will inure to the benefit of the Trustee and its successors and assigns.

Section 6.3             Further Assurances.  The Company will, at its own cost and expense, execute and deliver any documents or agreements, and take any other actions, which the Trustee or its counsel may from time to time reasonably request in order to assure the Trustee of the benefits of the rights granted to the Trustee under the Indenture, as supplemented and amended by this Fourth Supplemental Indenture.

Section 6.4             Effect of Recitals.  The recitals in this Fourth Supplemental Indenture are made by the Company and not by the Trustee, and the Trustee shall not be responsible for the validity or sufficiency hereof.

Section 6.5             Ratification of Indenture.  The Indenture as supplemented by this Fourth Supplemental Indenture is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 6.6             Governing Law.  THIS FOURTH SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

Section 6.7             Counterparts.  This Fourth Supplemental Indenture may be executed in any number of separate counterparts each of which shall be an original; but such separate counterparts shall together constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date first above written.

BOISE CASCADE CORPORATION

By:
Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Exhibit A

DEFINITIONS

The following definitions shall apply, and shall supersede any identical terms defined in the Indenture, only with respect to the Notes issued under this Fourth Supplemental Indenture.  The definitions in the Indenture shall continue to apply unmodified to Securities of other series issued under the Indenture.

“2010 Notes” is defined in Section 2.1.

“2013 Notes” is defined in Section 2.1.

“Acquired Debt” means, with respect to any specified Person:

(1)           Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person,

but excluding Indebtedness of such other Person that is extinguished, retired or repaid concurrently with such other Person becoming a Restricted Subsidiary of, or at the time it is merged into or consolidates with, such specified Person.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Receivables Program shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

“Affiliate Transaction” is defined in Section 4.9.

“Asset Sale” means:

(1)           the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions described in Section 4.2 and/or the provisions in Section 3.8 and not by the provisions of Section 4.2; and

(2)           the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)           any single transaction or series of related transactions that involves Equity Interests or assets having a fair market value of less than $10.0 million;

(2)           a transfer of assets between or among the Company and one or more of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary in connection with such transaction);

(3)           an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)           the sale or lease of equipment, inventory or accounts receivable in the ordinary course of business;

(5)           any sale or other disposition of Receivables and Related Assets pursuant to or in connection with a Receivables Program;

(6)           a Permitted Spin-Off Transaction and any sale, lease, conveyance or other disposition of any assets or rights required to complete a Permitted Spin-Off Transaction;

(7)           sales of assets received by the Company or any Restricted Subsidiary upon the foreclosure on a Lien;

(8)           the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(9)           any sale, lease or other disposition in the ordinary course of business of obsolete, worn out or damaged equipment no longer being used by the Company or its Restricted Subsidiaries;

(10)         any sale or disposition deemed to occur in connection with creating or granting any Permitted Lien;

(11)         the sale or other disposition of cash or Cash Equivalents; and

(12)         a Restricted Payment or Permitted Investment that is permitted by Section 4.4.

“Asset Sale Offer” is defined in Section 4.3.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such lease, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)           with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” any committee thereof;

(2)           with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of any date, an amount equal to:

(1)           85% of the face amount of all accounts receivable owned and not pledged by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 180 days past due; plus

(2)           50% of the book value of all inventory owned by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; minus

(3)           the aggregate amount of trade payables of the Company and its Restricted Subsidiaries outstanding as of the end of the most recent fiscal quarter preceding such date, all calculated on a consolidated basis in accordance with GAAP, provided that in the event of a Permitted Spin-Off Transaction, when calculating the Borrowing Base as of the end of the most recent fiscal quarter preceding such Permitted Spin-Off Transaction, the Borrowing Base shall be determined on a pro forma basis, as if the Permitted Spin-Off Transaction had been consummated at the beginning of such fiscal quarter.

“Business Day” means each day other than a Saturday, a Sunday or a day on which commercial banking institutions are authorized or required by law to close in New York City.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding any debt securities convertible into such equity securities.

“Cash Equivalents” means:

(1)           United States dollars;

(2)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)           certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million;

(4)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)           commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within six months after the date of acquisition; and

(6)           money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)           the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a sale, transfer, conveyance or other disposition of assets that occurs as part of a Permitted Spin-Off Transaction;

(2)           the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)           the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(4)           the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

Notwithstanding the foregoing, a transaction effected to create a holding company of the Company will not be deemed to involve a Change of Control if (1) pursuant to such transaction the Company becomes a Wholly-Owned Subsidiary of such holding company and (2) the holders of the Voting Stock of such holding company immediately following such transaction are the same as the holders of Voting Stock of the Company immediately prior to such transaction.

“Change of Control Offer” is defined in Section 4.2.

“Change of Control Payment” is defined in Section 4.2.

“Change of Control Payment Date” is defined in Section 4.2.

“Chief Executive Officer’s Certificate” means a certificate signed by the Chief Executive Officer of the Company, and delivered to the Trustee.

“Company” is defined in the Preamble.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those Notes.

“Comparable Treasury Price” means, with respect to any redemption date:

(1)           the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities”; or

(2)           if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)           an amount equal to any non-routine loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)           provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)           Consolidated Interest Expense, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)           depreciation, depletion, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses or charges (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; plus

(5)           any unusual or nonrecurring charges or expenses, including any nonrecurring charges or expenses incurred within six months of a Permitted Spin-Off Transaction as a result of such Permitted Spin-Off Transaction to the extent that such charges or expenses were deducted in computing such Consolidated Net Income; minus

(6)           an amount equal to any non-routine gain plus any net gain realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such gain was added in computing such Consolidated Net Income; minus

(7)           non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the total interest expense of a Person and its consolidated Restricted Subsidiaries determined in accordance with GAAP, net of any interest income relating to the obligations giving rise to such interest expense, plus, to the extent not included in such total interest expense and to the extent incurred by such Person or its Restricted Subsidiaries, without duplication:

(1)           interest expense attributable to Capital Lease Obligations and imputed interest with respect to Attributable Debt;

(2)           amortization of debt discount;

(3)           capitalized interest;

(4)           non-cash interest expense;

(5)           commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financings;

(6)           net costs associated with interest rate swap, cap or collar agreements and other agreements designed to protect such Person against fluctuations in interest rates;

(7)           the interest component of any deferred payment obligations; and

(8)           any premiums, fees, discounts, expenses and losses on the sale of Receivables and Related Assets (and any amortization thereof) payable in connection with a Receivables Program,

(in each case as determined on a consolidated basis in conformity with GAAP), and less, to the extent included in such total interest expense, (a) the amortization during such period of capitalized financing costs associated with a Permitted Spin-Off Transaction and (b) the amortization during such period of other capitalized financing costs; provided, however, that the aggregate amount of amortization relating to any such other capitalized financing costs deducted in calculating Consolidated Interest Expense shall not exceed 5% of the aggregate amount of the financing giving rise to such capitalized financing costs.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)           the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to or by the specified Person or a Restricted Subsidiary of the Person;

(2)           the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted

Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except to the extent that such Net Income is actually paid to such Person or one of its Restricted Subsidiaries through dividends, loans or otherwise;

(3)           the cumulative effect of a change in accounting principles will be excluded;

(4)           any non-cash goodwill impairment charges incurred subsequent to the date hereof resulting from the application of SFAS No. 142 will be excluded;

(5)           any non-cash charges incurred subsequent to the date hereof relating to the underfunded portion of any pension plans will be excluded;

(6)           any non-cash charges incurred subsequent to the date hereof resulting from the application of SFAS No. 123 and APB 25 will be excluded;

(7)           the Net Income of any Unrestricted Subsidiary will be included to the extent distributed or otherwise paid in cash (or to the extent converted into cash) to the specified Person or one of its Restricted Subsidiaries; and

(8)           any restructuring charges in connection with the Company’s acquisition of OfficeMax will be excluded.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all liabilities other than deferred income taxes, Funded Debt and shareholders’ equity, (2) any item representing investments in Unrestricted Subsidiaries and (3) all goodwill, trade names, trademarks, patents, organization expenses and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated Restricted Subsidiaries and computed in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)           was a member of such Board of Directors on the date hereof; or

(2)           was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Agreement” means the Credit Agreement, dated as of March 28, 2002, among the Company, the financial institutions named therein and JPMorgan Chase Bank as Administrative Agent, as such agreement may be amended, restated, refunded, renewed, replaced or refinanced (including increasing the amount borrowed thereunder) in whole or in part from time to time.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit, in each case, as amended, restated, refunded, renewed, replaced or refinanced (including increasing the amount borrowed thereunder) in whole or in part from time to time.  Credit Facilities do not include any arrangement which constitutes a Receivables Program.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Facilities Amount” means, with respect to any Person:

(1)           prior to a Permitted Spin-Off Transaction, $850.0 million, less the aggregate amount of all Net Proceeds of Asset Sales required to be applied pursuant to the terms of one or more Credit Facilities by the Company or any of its Restricted Subsidiaries since the date hereof to repay any term Indebtedness under any such Credit Facility or to repay revolving credit Indebtedness under any such Credit Facility and to correspondingly reduce commitments thereunder; and

(2)           following a Permitted Spin-Off Transaction, the greater of:

(a)           the product of (x) $850.0 million, less the aggregate amount of all Net Proceeds of Asset Sales required to be applied pursuant to the terms of one or more Credit Facilities by the Company or any of its Restricted Subsidiaries from the date hereof through the date of the Permitted Spin-Off Transaction to repay any term Indebtedness under any such Credit Facility or to repay revolving credit Indebtedness under any such Credit Facility and to correspondingly reduce commitments thereunder, and (y) a fraction:

(i)            the numerator of which is the Consolidated Cash Flow of such Person for its most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which the Permitted Spin-Off Transaction occurred, determined on a pro forma basis, as if the Permitted Spin-Off Transaction had been consummated at the beginning of such four-quarter period, including, on a pro forma basis, the Consolidated Cash Flow of any entity acquired during such four-quarter period, and

(ii)           the denominator of which is the Consolidated Cash Flow of the Company for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the Permitted Spin-Off Transaction occurred, including, on a pro forma basis, the Consolidated Cash Flow of any entity acquired during such four-quarter period, and less the aggregate amount of all Net Proceeds of Asset Sales required to be applied pursuant to the terms of one or more Credit Facilities by the Company or any of its Restricted Subsidiaries since the date of the Permitted Spin-Off

Transaction to repay any term Indebtedness under any such Credit Facility or to repay revolving credit Indebtedness under any such Credit Facility and to correspondingly reduce commitments thereunder; and

(b)           the aggregate amount available for borrowing or otherwise committed as of the date of such Permitted Spin-Off Transaction under all Credit Facilities of such Person entered into in connection with such Permitted Spin-Off Transaction less the aggregate amount of all Net Proceeds of Asset Sales required to be applied pursuant to the terms of one or more Credit Facilities of such Person since the date of the Permitted Spin-Off Transaction to repay any term Indebtedness under any such Credit Facility or to repay revolving credit Indebtedness under any such Credit Facility and to correspondingly reduce commitments thereunder.

“Designated Receivables Amount” means, with respect to any Person:

(1)           prior to a Permitted Spin-Off Transaction, $500.0 million; and

(2)           following a Permitted Spin-Off Transaction, the product of $500.0 million and a fraction:

(a)           the numerator of which is the average daily balance of receivables eligible for pledging or sale under a Receivables Program held by such Person during its most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which the Permitted Spin-Off Transaction occurred, determined on a pro forma basis, as if the Permitted Spin-Off Transaction had been consummated at the beginning of such four-quarter period, and

(b)           the denominator of which is the average daily balance of receivables eligible for pledging or sale under a Receivables Program held by the Company during its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the Permitted Spin-Off Transaction occurred.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.4.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Company formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any primary private or public offering of Equity Interests of the Company (other than Disqualified Stock) to Persons who are not Affiliates of the Company other than (1) public offerings with respect to the Company’s common stock registered on Form S-8 and (2) issuances upon exercise of options by employees of the Company or any of its Restricted Subsidiaries.

“Event of Default” is defined in Section 5.2.

“Excess Proceeds” is defined in Section 4.3.

“Existing Indebtedness” means any Indebtedness of the Company and its Restricted Subsidiaries in existence on the date hereof, other than the 7.05% Notes due May 15, 2003 of Boise Cascade Office Products Corporation, until such amounts are repaid.

“Fall Away Event” is defined in Section 4.1.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)           the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period; plus

(2)           any interest expense on Indebtedness of any Person other than such Person or any of its Restricted Subsidiaries that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon, but only to the extent of the Guarantee or Lien on such Indebtedness; plus

(3)           all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any four-quarter period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)           acquisitions or dispositions that have been made by the specified Person or any of its Restricted Subsidiaries, including through the Permitted Spin-Off Transaction or mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date (including any acquisitions or dispositions made during such reference period or subsequent to such reference period and on or prior to the Calculation Date by any Person that became a Restricted Subsidiary or was merged with and into the specified Person or any of its Restricted Subsidiaries on or prior to such Calculation Date) will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act;

(2)           interest on Capital Lease Obligations and Attributable Debt shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation or Attributable Debt in accordance with GAAP;

(3)           the consolidated interest expense attributable to interest on (a) any Indebtedness computed on a pro forma basis that was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying, at the option of such Person, either the fixed or floating rate and (b) borrowings under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such borrowings during the applicable period;

(4)           the interest rate on any Indebtedness that bears a floating rate of interest shall be calculated as if the weighted average interest rate that would have been applicable to such Indebtedness over the latest 12-month period ending on the last calendar month immediately prior to the Calculation Date had been the applicable rate on such Indebtedness for the entire reference period (taking into account any Hedging Obligation designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates (including any agreement that exchanges a fixed rate interest obligation for a floating rate interest obligation) applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months);

(5)           the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, will be excluded; and

(6)           the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“Fourth Supplemental Indenture” is defined in the Preamble.

“Funded Debt” means (1) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower and (2) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with GAAP (such rental obligations to be included as Funded Debt at the amount so capitalized and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Debt at the amount so capitalized).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)           currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)           other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“incur” is defined in Section 4.5.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent and without duplication:

(1)           in respect of borrowed money;

(2)           evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)           in respect of bankers’ acceptances;

(4)           representing Capital Lease Obligations;

(5)           representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, or similar obligations to trade creditors; or

(6)           representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1)           the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2)           the principal amount of the Indebtedness, in the case of any other Indebtedness.

Notwithstanding the foregoing, “Indebtedness” shall not include (A) advance payments by customers in the ordinary course of business for services or products to be provided or delivered in the future or (B) deferred taxes.

“Indenture” is defined in the Recitals.

“Investment Grade Rating” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any other Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees of other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for value of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.4. “Investments” shall exclude extensions of trade credit by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)           any gain or loss, together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)           any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, and taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (2) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and (4) all distributions or other payments made to minority interest holders required in connection with the Asset Sale.

“Non-Recourse Debt” means Indebtedness:

(1)           as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender; and

(2)           no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such other Indebtedness of the Company or any of its Restricted Subsidiaries to be accelerated or payable prior to its stated maturity.

“Notes” is defined in Section 2.1.

“Obligations” means any principal, interest, penalties, fees, taxes, costs, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, securing or relating to any Indebtedness, whether or not a claim in respect thereof has been asserted.

“Offer Amount” is defined in Section 4.3.

“Offer Period” is defined in Section 4.3.

“OfficeMax” means OfficeMax, Inc., an Ohio corporation.

“Payment Default” is defined in Section 5.2.

“Permitted Business” means any business conducted by the Company and its Restricted Subsidiaries on the date hereof, any reasonable extension thereof, and any additional business reasonably related, incidental, ancillary or complementary thereto.

“Permitted Debt” is defined in Section 4.5.

“Permitted Investments” means:

(1)           any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)           any Investment in Cash Equivalents;

(3)           any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary of the Company; or

(b)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)           any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.3;

(5)           any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)           any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(7)           Hedging Obligations;

(8)           Investments constituting loans, advances or extensions of credit to employees, officers and directors made in the ordinary course of business;

(9)           Investments in existence on the date hereof and an Investment in any Person to the extent such Investment replaces or refinances an Investment in such Person existing on the date hereof in an amount not exceeding the amount of the Investment being replaced or refinanced; provided, however, that the new Investment is on terms and conditions no less favorable to the Company than the Investment being renewed or replaced;

(10)         an Investment in a trust, limited liability company, special purpose entity or other similar entity in connection with a Receivables Program; provided, however, that the only assets transferred to such trust, limited liability company, special purpose entity or other similar entity consist of Receivables and Related Assets of such Receivables Subsidiary;

(11)         Investments in any of the Notes;

(12)         Guarantees of Indebtedness of the Company or any of its Restricted Subsidiaries issued in accordance with Section 4.5;

(13)         Investments in Permitted Joint Ventures having an aggregate market value (measured on the date such investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made and still in Permitted Joint Ventures pursuant to this clause (13) since the date hereof, not to exceed 3.0% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries; and

(14)         other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) since the date hereof, not to exceed $50.0 million.

“Permitted Joint Ventures” means, with respect to any Person, any corporation, partnership, limited liability company or other business entity (1) of which at least 20%, but not more than 50%, of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries (other than a Receivables Subsidiary) of that Person and (2) which engages only in a Permitted Business.

“Permitted Liens” means:

(1)           Liens on inventory or receivables of the Company and its Restricted Subsidiaries and liens on Equity Interests of Restricted Subsidiaries, in each case securing Indebtedness and other Obligations under Credit Facilities that were permitted to be incurred by clause (1) of the second paragraph of Section 4.5;

(2)           Liens in favor of the Company or a Restricted Subsidiary;

(3)           Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4)           Liens on assets existing at the time of acquisition of the assets by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

(5)           Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)           Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of Section 4.5 covering only the assets acquired with such Indebtedness;

(7)           Liens existing on the date hereof;

(8)           Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)           Liens on Receivables and Related Assets to reflect sales of receivables pursuant to a Receivables Program permitted by clause (13) of the second paragraph of Section 4.5 covering only the sold Receivables and Related Assets;

(10)         Liens in favor of issuers of tender, bid, surety, appeal or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of the Company or any Restricted Subsidiary in the ordinary course of its business; provided, however, that such letters of credit do not support Indebtedness;

(11)         Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Restricted Subsidiary;

(12)         Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding;

(13)         Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus assets or property affixed or appurtenant thereto or proceeds in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien;

(14)         Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be incurred hereunder;

(15)         Liens incurred in connection with a Sale and Leaseback Transaction with respect to Attributable Debt that does not exceed 10.0% of the Consolidated Net Tangible Assets of the Company and the Restricted Subsidiaries; and

(16)         Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)           the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)           such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, except for the refinancing or refunding of industrial revenue bonds so long as such refinancing or refunding bonds have a Weighted Average Life to Maturity greater than the maturity of the Notes;

(3)           if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)           such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Permitted Spin-Off Transaction” means a spin-off, split-up, split-off or other transaction involving the dividend, distribution or transfer by the Company of all or some portion of one or more business units, as such unit or units are reported in the Company’s audited financial statements on the date hereof (the entity comprising such segment after giving effect to the dividend or distribution, “Newco”), provided that each of the following two conditions have been met:

(1)           Newco shall have completed a registered exchange offer in which it shall have offered to the Holders of each series of Notes the opportunity to exchange all or at least $150.0 million principal amount of their Notes, pro rated between the 2010 Notes and the 2013 Notes based on their principal amounts outstanding, for Spin-Off Notes, which offer shall have remained open for at least 20 business days; provided, further, that:

(a)           Newco will, on the date of such Permitted Spin-Off Transaction after giving pro forma effect thereto and to all related transactions (including, without limitation, the incurrence by Newco of any Indebtedness (including the assumption by Newco of any Indebtedness of the Company or any of its subsidiaries) and the disposition by Newco of any assets) as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.5;

(b)           each of the Rating Agencies shall have given the applicable Spin-Off Notes a rating that is equal to or better than such Rating Agency’s highest rating of the Notes being exchanged for such Spin-Off Notes during the one-year period immediately prior to the consummation of the Permitted Spin-Off Transaction (it being understood that the ratings of the Spin-Off Notes shall take into account all transactions relating to the Permitted Spin-Off Transaction, including, without limitation, the incurrence by Newco of any Indebtedness (including the assumption by Newco of any Indebtedness of the Company or any of its Subsidiaries) and the disposition by Newco of any assets);

(c)           immediately after such transaction, no Default or Event of Default exists; and

(d)           Newco assumes all obligations of the Company under the Notes and the Indenture as supplemented by this Fourth Supplemental Indenture pursuant to agreements reasonably satisfactory to the Trustee, whereupon the Company’s obligation in respect of the Notes exchanged for such Spin-Off Notes shall be fully satisfied and discharged; and

(2)           the Company shall have completed a cash tender offer for the Notes in which it shall have offered to purchase the Notes from the Holders on the terms set forth herein for a purchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased, to the date of purchase, which offer shall have remained open for at least 20 business days.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means (a) any mill, converting plant, manufacturing plant or other facility owned by the Company and/or one or more Restricted Subsidiaries and located within the continental United States of America having a gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) in excess of 3.0% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries and (b) Timberlands, in each case other than (i) any property which in the opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company as an entirety or (ii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property or (iii) any minerals or mineral rights.

“Purchase Date” is defined in Section 4.3.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Trustee to act as the Quotation Agent after consultation with the Company.

“Rating Agency” means a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

“Realty Subsidiary” means a Subsidiary of the Company engaged primarily in the development and sale or financing of real property.

“Receivables and Related Assets” means accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets, including interests in merchandise or goods, the sale or lease of which give rise to the foregoing, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all the foregoing.

“Receivables Program” means, with respect to any Person, any accounts receivable securitization program pursuant to which such Person pledges, sells or otherwise transfers or encumbers its accounts receivable, including a trust, limited liability company, special purpose entity or other similar entity.

“Receivables Subsidiary” means a Wholly-Owned Subsidiary of the Company or a Restricted Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers Receivables and Related Assets) which engages in no activities other than in connection with the financing of Receivables and Related Assets and which is designated by the Board of Directors of the Company as a Receivables Subsidiary.  Loving Creek Funding Corporation, a Delaware corporation, is a Receivables Subsidiary of the Company on the date hereof.

“Reference Treasury Dealer” means Goldman, Sachs & Co. and its successor; provided, however, that if Goldman, Sachs & Co. or its successor shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 3:00 pm, New York City time, on the third business day preceding such redemption date.

“Replacement Assets” means (1) long-term assets that will be used or useful in a Permitted Business, (2) substantially all of the assets of another Permitted Business, or (3) a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary as a result of such acquisition.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” is defined in Section 4.4.

“Restricted Subsidiary” of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary; provided, however, that after a Fall Away Event, a Restricted Subsidiary of the Company means only a Restricted Subsidiary (1) substantially all the property of which is located, or substantially all the business of which is carried on, within the present 50 States of the United States of America and (2) which owns a Principal Property, but does not include a Realty Subsidiary.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any properties or assets of the Company and/or such Restricted Subsidiary (except for leases between the Company and any Restricted Subsidiary, between any Restricted Subsidiary and the Company or between Restricted Subsidiaries), which properties or assets have been or are to be sold or transferred by the Company or such Subsidiary to such Person with the intention of taking back a lease of such properties or assets.

“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw Hill Companies, and its successors.

“Significant Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Spin-Off Notes” means two series of notes to be offered in a registered exchange offer by Newco on terms and with covenants that are identical to those included herein (as applicable), with such variations from the Notes and the Indenture as supplemented by this Fourth Supplemental Indenture as the Trustee and Newco shall have mutually agreed.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid (including with respect to sinking fund obligations) in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)           any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)           any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Timberlands” means any real property owned by the Company and/or one or more Restricted Subsidiaries and located within the continental United States of America which directly provides a material portion of the fiber required to operate any mill, converting plant, manufacturing plant or other facility included in subsection (a) of the definition of Principal Property and which contains standing timber which is (or upon completion of a growth cycle then in process is expected to become) of a commercial quantity and of merchantable quality, excluding, however, any such real property which at the time of determination is held primarily for development or sale, and not primarily for the production of any lumber or other timber products.

“Total Assets” means, with respect to any specified Person at any date, without duplication, the total consolidated assets of that Person and its Subsidiaries, as determined in accordance with GAAP.

“Trustee” means the Person named as the “Trustee” in the Preamble hereof until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Subsidiary” means each Subsidiary of the Company that is designated by the Board of Directors, or the Company’s Chief Executive Officer if the Company’s Investment in such Subsidiary is $5.0 million or less, as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors or a Chief Executive Officer’s Certificate, but only to the extent that each such Subsidiary:

(1)           has no Indebtedness other than Non-Recourse Debt;

(2)           is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, unless any such agreement, contract, arrangement or understanding is otherwise permitted by Section 4.9;

(3)           is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)           has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution or Chief Executive Officer’s Certificate giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.4. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes hereof and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant set forth in Section 4.5, the Company will be in default of such covenant. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, and the Company’s Chief Executive Officer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary if the Company’s Investment in such Subsidiary is $5.0 million or less; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.5, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.  Cuban Electric Company, a Florida corporation, is an Unrestricted Subsidiary of the Company on the date hereof and will continue to be one for so long as the Notes remain outstanding.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)           the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.

Exhibit B-1

FORM OF 2010 NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE AND THE TERMS OF THE SECURITIES, TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (55 WATER STREET, NEW YORK, NEW YORK), TO BOISE CASCADE CORPORATION, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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No. 2003-1

CUSIP No. 097383 AV 5	$300,000,000
ISIN No. US097383AV55

BOISE CASCADE CORPORATION

6.50% SENIOR NOTE DUE 2010

BOISE CASCADE CORPORATION, a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse side of this Note), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Three Hundred Million Dollars ($300,000,000) at the office or agency of the Company maintained for such purpose in New York, New York (on the date hereof, the principal Corporate Trust Office of the Trustee in the Borough of Manhattan in the City of New York) or, at the option of the Holder, at the office or agency of the Company in Boise, Idaho, so long as the Company shall maintain an office in Boise for such purpose, on November 1, 2010, and to pay interest on said principal sum semi-annually in arrears on May 1 and November 1 of each year (each such date an “Interest Payment Date”) commencing May 1, 2004, at said office or agency (except as provided below), at the rate of 6.50% per annum through and including November 1, 2010, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest until payment of said principal sum.  The amount of interest payable on any Interest Payment Date or otherwise shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.  The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the next preceding April 15 or October 15, respectively, whether or not a Business Day.  Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Note is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this Note not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange all as more fully provided in the Indenture.  The principal of and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the

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Company by check mailed to the registered Holder at such address as shall appear in the Register or by wire transfer to an account appropriately designated by the Holder entitled thereto.

This Note shall not be entitled to any benefit under the within mentioned Indenture, be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been executed by the Trustee.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

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IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:  October 21, 2003

BOISE CASCADE CORPORATION

By:
Name:
Title:

Attest

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  October 21, 2003

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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(REVERSE OF NOTE)

This Note (this Note and the other Securities of this series, collectively, the “Notes”) is one of a duly authorized series of debt securities (“Securities”) issued under and pursuant to an Indenture, dated as of October 1, 1985, between the Company and U.S. Bank Trust National Association (as successor in interest to Morgan Guaranty Trust Company of New York), as amended and supplemented by the First Supplemental Indenture, dated as of December 20, 1989, the Second Supplemental Indenture, dated as of August 1, 1990, the Third Supplemental Indenture, dated as of December 5, 2001, and the Fourth Supplemental Indenture, dated as of October 21, 2003 (as so amended and supplemented, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  By the terms of the Indenture, Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture.  This series of Securities is limited in aggregate principal amount to $300,000,000.

The Notes are not entitled to the benefit of any sinking fund.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Notes will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price (the “Redemption Price”) equal to the greater of (i) 100% of the principal amount of such Notes to be redeemed and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (excluding any interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points (determined on the third Business Day preceding the redemption date), plus, in each case, accrued and unpaid interest thereon to the redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those Notes.

“Comparable Treasury Price” means, with respect to any redemption date:

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(1)           the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities”; or

(2)           if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Trustee to act as the Quotation Agent after consultation with the Company.

“Reference Treasury Dealer” means Goldman, Sachs & Co. and its successor; provided, however, that if Goldman, Sachs & Co. or its successor shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefore another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 3:00 pm, New York City time, on the third Business Day preceding such redemption date.

Additionally, at any time prior to November 1, 2006, the Company may at its option on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 106.50% of the principal amount, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1)           at least 65% of the aggregate principal amount of the Notes issued on the date of the Fourth Supplemental Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(2)           the redemption occurs within 120 days of the date of the closing of such Equity Offering.

“Equity Offering” means any primary private or public offering of Equity Interests of the Company (other than Disqualified Stock) to Persons who are not Affiliates of Boise other than (1) public offerings with respect to the Company’s common stock registered on Form S-8 and (2) issuances upon exercise of options by employees of the Company or any of its Restricted Subsidiaries.

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The Company shall give notice of any optional redemption to Holders at their addresses, as shown in the Security Register, not more than 60 nor less than 30 days prior to the redemption date.  The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed.

The Company shall give notice to the Trustee of any proposed redemption date at least 30 days but not more than 60 days prior to such redemption date (or such shorter period as is satisfactory to the Trustee), which notice shall include the aggregate principal amount of Notes to be redeemed on such redemption date.  If less than all the Notes are to be redeemed, the Trustee shall select which Notes are to be redeemed in the manner described in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes and of the Securities of each other series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 and two-thirds percent in aggregate principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes, or in some cases of any one or more series of Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof, whether or not any notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the time, place and rate, and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any Place of Payment duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

The Company, the Trustee, any Paying Agent, the Security Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trust, any Paying Agent, the Security Registrar or any such agent shall be affected by notice to the contrary.

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In the event of the merger or consolidation of the obligor on the Notes into, or of the transfer of its assets substantially as an entirety to, a successor corporation, such successor corporation shall assume payment of the Notes and performance of every covenant of the Indenture on the part of the predecessor corporation to be performed, and shall be substituted for the predecessor corporation under the Indenture; and in the event of any such transfer, such predecessor corporation shall be discharged from its obligations and covenants under the Indenture and the Notes and may be dissolved and liquidated all as more fully set forth in the Indenture.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

The Notes are issuable only in registered form without coupons, in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

Notwithstanding the foregoing, this Note may not be transferred except as a whole by the Depositary to its nominee or by its nominee to the Depositary or another nominee.  If (i) the Depositary is at any time unwilling or unable to continue as Depositary or if at any time it ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) an Event of Default has occurred with regard to the Notes represented by this Note and has not been cured or waived, or (iii) the Company at any time and in its sole discretion determines not to have the Notes represented by this global Note, the Company may issue notes in definitive form in exchange for this Note.  In any such instance, an owner of a beneficial interest in the Notes will be entitled to physical delivery in definitive form of notes represented by this Note, equal in principal amount to such beneficial interest and to have such Notes registered in its name.  Subject to the foregoing, this global Note is not exchangeable, except for a global Note or Notes of the same aggregate denomination to be registered in the Depositary’s or its nominee’s name.

The Company has initially appointed the Trustee as Securities Registrar and Paying Agent with respect to the Notes.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

agent to transfer this Note on the books of the Security Registrar.  The agent may substitute another to act for him or her.

Dated:	Signature:

Signature Guarantee:
(Sign exactly as your name appears on the other side of this Note)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.2 or 4.3 of the Indenture, check the appropriate box below:

☐ Section 4.2        ☐ Section 4.3

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.2 or Section 4.3 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

B-1-11

Exhibit B-2

FORM OF 2013 NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE AND THE TERMS OF THE SECURITIES, TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (55 WATER STREET, NEW YORK, NEW YORK), TO BOISE CASCADE CORPORATION, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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No. 2003-2

CUSIP No. 097383 AW 3	$200,000,000
ISIN No. US097383AW39

BOISE CASCADE CORPORATION

7.00% SENIOR NOTE DUE 2013

BOISE CASCADE CORPORATION, a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse side of this Note), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred Million Dollars ($200,000,000) at the office or agency of the Company maintained for such purpose in New York, New York (on the date hereof, the principal Corporate Trust Office of the Trustee in the Borough of Manhattan in the City of New York) or, at the option of the Holder, at the office or agency of the Company in Boise, Idaho, so long as the Company shall maintain an office in Boise for such purpose, on November 1, 2013, and to pay interest on said principal sum semi-annually in arrears on May 1 and November 1 of each year (each such date an “Interest Payment Date”) commencing May 1, 2004, at said office or agency (except as provided below), at the rate of 7.00% per annum through and including November 1, 2013, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest until payment of said principal sum.  The amount of interest payable on any Interest Payment Date or otherwise shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.  The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the next preceding April 15 or October 15, respectively, whether or not a Business Day.  Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Note is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this Note not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange all as more fully provided in the Indenture.  The principal of and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the

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Company by check mailed to the registered Holder at such address as shall appear in the Register or by wire transfer to an account appropriately designated by the Holder entitled thereto.

This Note shall not be entitled to any benefit under the within mentioned Indenture, be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been executed by the Trustee.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

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IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:  October 21, 2003

BOISE CASCADE CORPORATION

By:
Name:
Title:

Attest

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  October 21, 2003

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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(REVERSE OF NOTE)

This Note (this Note and the other Securities of this series, collectively, the “Notes”) is one of a duly authorized series of debt securities (“Securities”) issued under and pursuant to an Indenture, dated as of October 1, 1985, between the Company and U.S. Bank Trust National Association (as successor in interest to Morgan Guaranty Trust Company of New York), as amended and supplemented by the First Supplemental Indenture, dated as of December 20, 1989, the Second Supplemental Indenture, dated as of August 1, 1990, the Third Supplemental Indenture, dated as of December 5, 2001 and the Fourth Supplemental Indenture, dated as of October 21, 2003 (as so amended and supplemented, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  By the terms of the Indenture, Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture.  This series of Securities is limited in aggregate principal amount to $200,000,000.

The Notes are not entitled to the benefit of any sinking fund.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Notes will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price (the “Redemption Price”) equal to the greater of (i) 100% of the principal amount of such Notes to be redeemed and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (excluding any interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points (determined on the third Business Day preceding the redemption date), plus, in each case, accrued and unpaid interest thereon to the redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those Notes.

“Comparable Treasury Price” means, with respect to any redemption date:

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(1)           the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities”; or

(2)           if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Trustee to act as the Quotation Agent after consultation with the Company.

“Reference Treasury Dealer” means Goldman, Sachs & Co. and its successor; provided, however, that if Goldman, Sachs & Co. or its successor shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefore another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 3

:00 pm, New York time, on the third Business Day preceding such redemption date.

Additionally, at any time prior to November 1, 2006, the Company may at its option on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 107.00% of the principal amount, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1)           at least 65% of the aggregate principal amount of the Notes issued on the date of the Fourth Supplemental Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(2)           the redemption occurs within 120 days of the date of the closing of such Equity Offering.

“Equity Offering” means any primary private or public offering of Equity Interests of the Company (other than Disqualified Stock) to Persons who are not Affiliates of Boise other than (1) public offerings with respect to the Company’s common stock registered on Form S-8 and (2) issuances upon exercise of options by employees of the Company or any of its Restricted Subsidiaries.

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On or after November 1, 2008, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes to be redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Percentage
2008	103.500%
2009	102.333%
2010	101.167%
2011 and thereafter	100.000%

The Company shall give notice of any optional redemption to Holders at their addresses, as shown in the Security Register, not more than 60 nor less than 30 days prior to the redemption date.  The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed.

The Company shall give notice to the Trustee of any proposed redemption date at least 30 days but not more than 60 days prior to such redemption date (or such shorter period as is satisfactory to the Trustee), which notice shall include the aggregate principal amount of Notes to be redeemed on such redemption date.  If less than all the Notes are to be redeemed, the Trustee shall select which Notes are to be redeemed in the manner described in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes and of the Securities of each other series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 and two-thirds percent in aggregate principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes, or in some cases of any one or more series of Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof, whether or not any notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the time, place and rate, and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any Place of Payment duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of this series, of

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authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

The Company, the Trustee, any Paying Agent, the Security Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trust, any Paying Agent, the Security Registrar or any such agent shall be affected by notice to the contrary.

In the event of the merger or consolidation of the obligor on the Notes into, or of the transfer of its assets substantially as an entirety to, a successor corporation, such successor corporation shall assume payment of the Notes and performance of every covenant of the Indenture on the part of the predecessor corporation to be performed, and shall be substituted for the predecessor corporation under the Indenture; and in the event of any such transfer, such predecessor corporation shall be discharged from its obligations and covenants under the Indenture and the Notes and may be dissolved and liquidated all as more fully set forth in the Indenture.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

The Notes are issuable only in registered form without coupons, in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

Notwithstanding the foregoing, this Note may not be transferred except as a whole by the Depositary to its nominee or by its nominee to the Depositary or another nominee.  If (i) the Depositary is at any time unwilling or unable to continue as Depositary or if at any time it ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) an Event of Default has occurred with regard to the Notes represented by this Note and has not been cured or waived, or (iii) the Company at any time and in its sole discretion determines not to have the Notes represented by this global Note, the Company may issue notes in definitive form in exchange for this Note.  In any such instance, an owner of a beneficial

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interest in the Notes will be entitled to physical delivery in definitive form of notes represented by this Note, equal in principal amount to such beneficial interest and to have such Notes registered in its name.  Subject to the foregoing, this global Note is not exchangeable, except for a global Note or Notes of the same aggregate denomination to be registered in the Depositary’s or its nominee’s name.

The Company has initially appointed the Trustee as Securities Registrar and Paying Agent with respect to the Notes.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

agent to transfer this Note on the books of the Security Registrar.  The agent may substitute another to act for him or her.

Dated:	Signature:

Signature Guarantee:
(Sign exactly as your name appears on the other side of this Note)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.2 or 4.3 of the Indenture, check the appropriate box below:

☐ Section 4.2        ☐ Section 4.3

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.2 or Section 4.3 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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